UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire		03103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026 and May 13, 2026, Susan D. Lynch and Richard R. Lury, respectively, each notified the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (the “Company”) of their decision to not stand for reelection as a Class III member of the Board at the Company’s 2026 Annual Meeting of Stockholders to be held on August 5, 2026 (the “Annual Meeting”). Each of Mr. Lury’s and Ms. Lynch’s service as a member of the Board shall terminate effective immediately prior to the Annual Meeting. Neither Mr. Lury’s nor Ms. Lynch’s decision to not stand for reelection is the result of any disagreement between such director and the Company or its management on any matter relating to the Company’s operations, policies or practices.

On May 13, 2026, at the recommendation of the Board’s Nominating and Governance Committee and in accordance with the Second Amended and Restated Stockholders Agreement, dated as of July 29, 2024, by and among the Company, and Sanken Electric Co., Ltd., the Board took the following actions, each of which was effective May 13, 2026: (i) expanded the size of the Board to ten, (ii) elected Robert J. Willett to the Board as a Class III Director, to serve until the Annual Meeting and until his successor is duly elected and qualified, and (iii) appointed Mr. Willett to serve on the Board’s Audit Committee and Compensation Committee.

The Board has determined that Mr. Willett qualifies as an independent director pursuant to the rules of The Nasdaq Stock Market. The Board has also determined that Mr. Willett meets the enhanced independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of The Nasdaq Stock Market, and that Mr. Willett qualifies as an “audit committee financial expert” as defined by the applicable Securities and Exchange Commission (“SEC”) regulations. The Board has further determined that Mr. Willett meets the enhanced independence requirements for compensation committee members under the rules of The Nasdaq Stock Market.

In connection with his election, the Company entered into an indemnification agreement with Mr. Willett providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of a director’s service to the Company.

Mr. Willett will receive the same fees for his service on the Board and its committees as the Company’s other non-employee directors, in accordance with the Company’s director compensation program. The Company’s current director compensation program was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 30, 2026. Annual cash compensation and restricted stock awards will be pro-rated from the date of Mr. Willett’s election to the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Mr. Willett to the Board is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Allegro MicroSystems, Inc. on May 13, 2026
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: May 13, 2026	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary